Exhibit 3.1

ARTICLES OF ORGANIZATION

OF

MOHEN ENTERTAINMENT PORTALS, LLC

Under Section 203 of the Limited Liability Company Law

FIRST: The name of the limited liability company is

MOHEN ENTERTAINMENT PORTALS, LLC

SECOND: The county within this state in which the office of the limited liability company is to be located is Nassau.

THIRD: The secretary of state is designated as agent of the limited liability company upon whom process against it may be served. The post office address within or without this state to which the secretary of state shall mail a copy of any process against the limited liability company served upon hi or her is Joe Mohen, 14 Cedar Place, Garden City, NY 11530.

FOURTH: The name and street address within this state of the registered agent of the limited liability company upon whom and at which process against the limited liability company can be served is Joe Mohen, 14 Cedar Place, Garden City, NY 11530.

FIFTH: The limited liability company is to be managed by (check appropriate box):

☒ 1 or more members

☐ A class or classes of members

☐ 1 or more managers

☐ A class or classes of managers

/s/ David Bass	David Bass, Organizer
(signature)	(name and capacity of signer)

RE: MOHEN ENTERTAINMENT PORTALS, LLC

(a limited liability company formed under
the laws of the State of New York)

STATEMENT OF RESIGNATION AND CONCLUDED PARTICIPATION

Solely for your convenience and to expedite the filing of the formation document for the above named company, CSC or one of its affiliates has caused the said formation document to be signed by our employee(s). We and our employee(s) do not have, and have never had, any other connection with the said company. The conclusion of our participation in this said company's formation is effective at the moment of the said company's formation. In the event that our signing results in our being regarded as a member and/or manager of the said company, this statement constitutes the resignation of our said employee(s) from those capacities effective at the moment of said company's formation.

Dated: October 2, 2003

By:	/s/ David Bass
David Bass
Authorized Representative/Authorized Person/Organizer

CERTIFICATE OF INCORPORATION
OF
Mohen Entertainment Portals, Inc.

Pursuant to Section 102 of the General Corporation Law
of the State of Delaware
------------------------------------------------------------------------------------------------

The undersigned, in order to form a corporation pursuant to Section 102 of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The name of the corporation is Mohen Entertainment Portals, Inc. (the “Corporation”).

SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, in the County of New Castle, Delaware 19808; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 10,000,000 shares of capital stock, consisting of:

(a) 9,000,000 shares of common stock, par value $.001 (the “Common Stock”); and

(b) 1,000,000 shares of preferred stock, par value $.01 (the “Preferred Stock”). Except as otherwise provided by law, the shares of capital stock of the Corporation regardless of class, may be issued by the Corporation from time to time in such amounts, for such lawful consideration and for such corporate purpose(s) as the Board of Directors may from time to time determine.

FIFTH: The name and mailing address of the Incorporator is as follows:

Name    Address

Michele Turton  200 Park Avenue
New York, New York 10166

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: The Corporation expressly elects to be subject to the provisions of Section 203 of the Delaware General Corporation Law.

EIGHTH: The board of directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

NINTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation shall otherwise provide.

TENTH: Special meetings of the stockholders of the Corporation may only be called by the board of directors of the Corporation upon the request of any two directors, by the holders of one-third or more of the outstanding Common Stock, or by the duly elected officers of the Corporation.

ELEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such a manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute or by this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

THIRTEENTH: No director of the Corporation shall be liable to the Corporation of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

FOURTEENTH: Except as may otherwise be specifically provided in this Certificate of Incorporation, no provision of this Certificate of Incorporation is intended by the Corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the General Corporation Law upon the Corporation, upon its stockholders, bondholders and security holders, and upon its directors, officers and other corporate personnel, including, in particular, the power of the Corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the General Corporation Law and the defined and prescribed rights of said persons to indemnification as the same are conferred under the General Corporation Law. The Corporation shall, to the fullest extent permitted by the laws of the State of Delaware, including, but not limited to Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all directors and officers of the Corporation and may, in the discretion of the board of directors, indemnify any and all other persons whom it shall have power to indemnify under said Section or otherwise under Delaware law, from and against any and all of the expenses, liabilities or other matters referred to or covered by said Section. The indemnification provisions contained in the Delaware General Corporation Law shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, resolution of stockholders or disinterested directors, or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent, both as to action in his official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of such person.

FIFTEENTH: The number of directors constituting the Board of Directors shall be determined by the Board of Directors, subject to the by-laws of the Corporation. Any vacancy in the Board of Directors, whether arising from death, resignation, removal (with or without cause), an increase in the number of directors or any other cause, may be filled by the vote of either a majority of the directors then in office, though less than a quorum, or by the stockholders at the next annual meeting thereof or at a special meeting called for such purpose. Stockholders may not apply to request that the Delaware Court of Chancery summarily order an election to be held to fill any vacancies in the Board of Directors whether or not, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors as constituted immediately prior to any such vacancy or increase. Each director so elected shall hold office until the next meeting of the stockholders in which the election of directors is in the regular order of business and until his successor shall have been elected and qualified.

IN WITNESS WHEREOF, I have hereunto set my hand this 16th day of June, 2004 and I affirm that the foregoing certificate is my act and deed and that the facts stated herein are true.

By:	/s/ Michele Turton
Michele Turton
Incorporator

CERTIFICATE OF MERGER
OF
MOHEN ENTERTAINMENT PORTALS, LLC
(a New York limited liability company)

INTO

MOHEN ENTERTAINMENT PORTALS, INC.
(a Delaware corporation)

UNDER SECTION 904-a

OF THE

NEW YORK BUSINESS CORPORATION LAW

The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”) and the undersigned limited liability company, organized and existing under and by virtue of the Limited Liability Company Law of the State of New York (the “NYLLCL”) and the Business Corporation Law of the State of New York (“NYBCL”), DO EACH HEREBY CERTIFY:

FIRST: That the name and state of formation of each of the constituent entities of the merger are as follows:

Name	State of Incorporation

Mohen Entertainment Portals, LLC	New York

Mohen Entertainment Portals, Inc.	Delaware

SECOND: That the date when the initial articles of organization or formation documents, if any, were filed with the department of state of each of the constituent entities of the merger are as follows:

Name	Date Initial Articles of Organization or Formation Documents were Filed

Mohen Entertainment Portals, LLC	October 2, 2003

Mohen Entertainment Portals, Inc.	June 16, 2004

THIRD: That an Agreement and Plan of Merger between each of the constituent entities has been approved, adopted, certified, executed and acknowledged by each of the constituent entities.

FOURTH: That the name of the surviving entity of the merger is Mohen Entertainment Portals, Inc., a Delaware corporation.

FIFTH: The merger shall be effective upon filing.

SIXTH: That the initial articles of organization or formation documents of Mohen Entertainment Portals, Inc. were filed in the State of Delaware on June 16, 2004 and its application for authority was filed with the Department of State of the State of New York on June 17, 2004.

SEVENTH: That the secretary of state of New York is hereby designated as the agent of Mohen Entertainment Portals, Inc., a Delaware corporation., upon whom process against Mohen Entertainment Portals, Inc., a Delaware corporation, may be served in the manner set forth in article three of Chapter 34 of the NYLLCL in any action or special proceeding, and that the secretary of state shall mail a copy of any such process served upon the secretary of state to the following address:

Mohen Entertainment Portals, Inc.
224 Seventh Street
Garden City, New York 11530

EIGHTH: That the merger is permitted by the state of Delaware and is in compliance with the DGCL.

NINTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of Mohen Entertainment Portals, Inc., a Delaware corporation, the surviving corporation. The address of the principal place of business of the surviving corporation is:

Mohen Entertainment Portals, Inc.
224 Seventh Street
Garden City, New York 11530

TENTH: The surviving corporation may be served with process in this state in any action or special proceeding for the enforcement of any liability or obligation of any domestic limited liability company, domestic business corporation or domestic other business entity, previously amenable to suit in this state that is to merge and for the enforcement, as provided in the NYLLCL, of the right of shareholders or members of any constituent domestic entity to receive payment for their interests against the surviving or consolidated corporation.

ELEVENTH: Pursuant to Section 623 of the NYBCL, Section 1005 of the NYLLCL or any applicable statute, the surviving foreign corporation will promptly pay to the shareholders of each domestic business corporation, members of each domestic limited liability company or owners of any constituent other business entity the amount, if any, to which they shall be entitled under the provisions of the NYBCL, NYLLCL and any applicable statute relating to the right of shareholders, members and owners to receive payment for their interest.

IN WITNESS WHEREOF, each of the undersigned have caused this Certificate of Merger to be executed in its corporate name this 11th day of May 2005.

MOHEN ENTERTAINMENT PORTALS,	MOHEN ENTERTAINMENT PORTALS,
INC. (a Delaware corporation)	LLC (a New York limited liability company)

/s/ Joseph T. Mohen	/s/ Joseph T. Mohen
Joseph T. Mohen, President	Joseph T. Mohen, Managing Member

CERTIFICATE OF MERGER

OF

MOHEN ENTERTAINMENT PORTALS, LLC
(a New York limited liability company)

INTO

MOHEN ENTERTAINMENT PORTALS, INC.
(a Delaware corporation)

Under Section 904-a of the Business Corporation Law

Filed by

Charmaine Perdon-Dena
c/o Greenberg Traurig, LLP
200 Park Avenue,
New York, NY 10166

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

MOHEN, INC.
(a Delaware Corporation

The undersigned, Robin Kent, hereby certifies that:

1. He is the Chief Executive Officer of Mohen, Inc. (the “Corporation”), a Delaware corporation, and is duly authorized by the Board of Directors of the Corporation to execute this instrument.

2. The present name of the Corporation is “Mohen, Inc.” The Corporation filed its Certificate of Incorporation with the Secretary of State of the State of Delaware on June 16, 2004 under the name “Mohen Entertainment Portals, Inc.”

3. This Certificate of Amendment of the Certificate of Incorporation was duly approved by the Corporation’s Board of Directors and duly adopted by written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4. Article 4 of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“FOURTH: The Aggregate number of shares of capital stock which the Corporation shall have authority to issue is 32,000,000 shares of capital stock, consisting of:

(a) 12,000,000 shares of Class A Common Stock, par value $.001 (the “Class A Common Stock”);

(b) 8,000,000 shares of Class B Common Stock, par value $.001 (the “Class B Common Stock”); and

(c) 12,000,000 shares of preferred stock, par value $.01 (the “Preferred Stock”). Except as otherwise provided by law, the shares of capital stock of the Corporation regardless of class, may be issued by the Corporation from time to time in such amounts, for such lawful consideration and for such corporate purpose(s) as the Board of Directors may from time to time determine.

The Board of Directors is authorized to fix before issuance of such Preferred Stock, the voting powers, if any, the designations, relative rights, preferences and limitations applicable to each series, including but not limited to dividend rates, conditions and time of accrual and payment, dividend preferences, if any, whether dividends shall be cumulative, conversion and redemption rights, sinking fund provisions and liquidation preferences. With respect to dividends, redemption and liquidation, any particular series of Preferred Stock may rank junior to, on a parity with or senior to any other series of Preferred Stock. The Board of Directors is empowered to authorize the issuance of the Preferred Stock at such time or times, to such persons, and for such consideration as it may deem desirable, without further action by stockholders, unless otherwise required by law.”

5. Article 10 of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“TENTH: Special Meetings of the stockholders of the Corporation may only be called by the board of directors of the Corporation upon the request of any two directors, by the holders of one-third or more of the outstanding Class A Common Stock, or by the duly elected officers of the Corporation.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed this ____ day of June 2005.

By: __________________________________
Robin Kent
Chief Executive Officer